UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 3, 2005 (November 1, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On November 1, 2005, Chesapeake Energy Corporation issued three press releases announcing (a) a private offering of $400 million of a new issue of senior notes due 2020, (b) a private offering of $500 million of new series cumulative convertible preferred stock, and (c) a private offering of $600 million of a new issue of senior unsecured contingent convertible notes due 2035. These press releases are attached hereto as exhibits 99.1, 99.2 and 99.3 respectively. On November 2, 2005, Chesapeake issued press releases announcing the pricing of the offerings. These press releases are attached hereto as exhibits 99.4, 99.5, and 99.6.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Description

99.1	Press release announcing private offering of $400 million of senior notes
99.2	Press release announcing private offering of $500 million of cumulative convertible preferred stock
99.3	Press release announcing private offering of $600 million of senior contingent convertible notes
99.4	Press release announcing pricing of private offering of senior notes
99.5	Press release announcing pricing of private offering of cumulative convertible preferred stock
99.6	Press release announcing pricing of private offering of senior contingent convertible notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	November 3, 2005

EXHIBIT INDEX
Exhibit No.	Document Description

99.1	Press release announcing private offering of $400 million of senior notes
99.2	Press release announcing private offering of $500 million of cumulative convertible preferred stock
99.3	Press release announcing private offering of $600 million of senior contingent convertible notes
99.4	Press release announcing pricing of private offering of senior notes
99.5	Press release announcing pricing of private offering of cumulative convertible preferred stock
99.6	Press release announcing pricing of private offering of senior contingent convertible notes

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